                                                                    Exhibit 99.2
                          NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF
             SERIES 1998A-3 (LIBOR FLOATING RATE) SENIOR ASSET-BACKED NOTES SERIES 1998A-4 (AUCTION RATE) SENIOR ASSET-BACKED CALLABLE NOTES SERIES 1998A-5 (AUCTION RATE) SENIOR ASSET-BACKED CALLABLE NOTES SERIES 1998A-6 (AUCTION RATE) SENIOR ASSET-BACKED CALLABLE NOTES
                                       AND
           SERIES 1998B-3 (FIXED RATE) SUBORDINATE ASSET-BACKED NOTES
                                       OF
                      STUDENT LOAN FUNDING 1998 - A/B TRUST
                    (Not To Be Used For Signature Guarantees)

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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON JUNE 28, 1999, UNLESS EXTENDED BY THE TRUST.
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         This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer if (i) certificates for the
(A) Series 1998A-3 (LIBOR Floating Rate) Senior Asset-Backed Notes , (B) Series 1998A-4 (Auction Rate) Senior Asset-Backed Callable Notes, (C) Series 1998A-5 (Auction Rate) Senior Asset-Backed Callable Notes, (D) Series 1998A-6 (Auction
Rate) Senior Asset-Backed Callable Notes or (E) Series 1998B-3 (Fixed Rate) Subordinate Asset-Backed Notes of Student Loan Funding 1998 - A/B Trust (the "Trust") are not immediately available, (ii) such certificates, the Letter of Transmittal and all other required documents cannot be delivered to the exchange agent before the expiration of the Exchange Offer, or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the exchange agent. In addition, in order to utilize the guaranteed delivery procedures to tender outstanding notes pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof) relating to the outstanding notes must also be received by the exchange agent prior to expiration of the Exchange Offer. See "The Exchange Offer -- Guaranteed Delivery Procedures" in the Prospectus.

                  The exchange agent for the Exchange Offer is:
                               FIRSTAR BANK, N.A.

 By Hand or Overnight Delivery:               By Registered or Certified Mail:

       Firstar Bank, N.A.                             Firstar Bank, N.A.
        425 Walnut Street                              425 Walnut Street
            6th Floor                                 Mail Location 5155
     Cincinnati, Ohio 45202                         Cincinnati, Ohio 45202
   Attention: Brian J. Gardner                    Attention: Brian J. Gardner

            By Facsimile (Eligible Institutions Only): (513) 632-5511 To Confirm by Telephone or for Information: (513) 632-4278

         Originals of all documents sent by facsimile should be promptly sent to the exchange agent by registered or certified mail, by hand, or by overnight delivery service.

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.


         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

         The undersigned hereby tenders to Student Loan Funding 1998 - A/B Trust, a Delaware common law trust, upon the terms and subject to the conditions set forth in the Prospectus, dated May 26, 1999, and the related Letter of Transmittal (which together constitute the Exchange Offer), receipt of which is hereby acknowledged, the aggregate principal amount of each series of notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus. All authority conferred or agreed to be conferred herein shall survive the death or incapacity of the undersigned, and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned.

Name(s) of Registered Holder(s):
                                ------------------------------------------------

Aggregate Principal Amount Tendered:
                                    --------------------------------------------

         Series 1998A-3 (LIBOR Floating Rate): $
                                                --------------------------------

         Series 1998A-4 (Auction Rate): $
                                         ---------------------------------------

         Series 1998A-5 (Auction Rate): $
                                         ---------------------------------------

         Series 1998A-6 (Auction Rate): $
                                         ---------------------------------------

         Series 1998B-3 (Fixed Rate): $
                                       -----------------------------------------

Certificate Number(s) (if available):

Total Principal Amount Represented by Certificate(s): $

If notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number: ______________________          Date: ______________________

                                PLEASE SIGN HERE

X                                                   Date:
 -----------------------------------------               -----------------------

X                                                   Date:
 -----------------------------------------               -----------------------

       Signature(s) of Owner(s) or Authorized Signatory

Area Code and Telephone Number:
                               -------------------------------------------------

         Must be signed by the holder(s) of the tendered notes as their name(s) appear(s) on certificates for such notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Name(s):
        ------------------------------------------------------------------------

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                                 (PLEASE PRINT)

Capacity:
         -----------------------------------------------------------------------

Address(es):
            --------------------------------------------------------------------

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                              (INCLUDING SIP CODE)

                      THE GUARANTEE BELOW MUST BE COMPLETED

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                              GUARANTEE OF DELIVERY
                    (Not To Be Used For Signature Guarantees)

         The undersigned, a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Signature Program, the Stock Exchange Medallion Program or a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934 as an "eligible guarantor institution," including (as such terms are defined in Rule 17Ad-15): (i) a bank;
(ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or learning agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program, hereby guarantees to deliver to the exchange agent, at one of the addresses set forth above, either the notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such notes to the exchange agent's account at The Depositary Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the notes tendered hereby to the exchange agent within the time period set forth above. Failure to do so could result in a financial loss to the undersigned.

Name of Firm:___________________________________________________________________

Address:________________________________________________________________________

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                              (INCLUDING ZIP CODE)

AUTHORIZED SIGNATURE:___________________________________________________________

Name:___________________________________________________________________________
                                 (PLEASE PRINT)

Title:__________________________________________________________________________

Area Code and Telephone Number:_________________________________________________

Dated:_________________________

NOTE: DO NOT SEND CERTIFICATE(S) WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATE(S) SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.

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